Exhibit 99.1

BOSTON PRIVATE REPAYS FULL AMOUNT OF CPP-TARP FUNDS

Boston, MA – June 16, 2010 – Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) today announced that it has redeemed the remaining $104 million of its Series C Preferred Stock issued to the U.S. Treasury pursuant to the TARP Capital Purchase Program. This redemption will result in annualized savings of $5.2 million, or $0.08 per share, due to the elimination of the associated preferred dividends. A one-time, non-cash charge of $5.0 million, or $0.07 per share, will be incurred due to the acceleration of the Preferred Stock discount accretion.

The Company’s Chairman and CEO Timothy L. Vaill said, “We are pleased to have supported the U.S. Treasury’s efforts to stimulate the economy and were able to increase our lending as a result of the capital we received in late 2008. Over the past eighteen months, we have also taken deliberate actions to strengthen our balance sheet and liquidity, stabilize our core business operations, and improve our profitability. The repayment of our TARP capital in full underscores the progress we have made. The redemption of these securities will provide the Company with greater strategic flexibility and independence as we continue to serve our high-net-worth customers and focus on the long-term growth and success of our Company.”

Boston Private Financial Holdings

Boston Private Financial Holdings is a national financial services organization comprised of independently operated affiliates located in various regions of the U.S. that offer private banking, wealth advisory and investment management services to the high net worth marketplace, selected businesses and institutions. (NASDAQ: BPFH).

For more information about Boston Private, visit the Company’s web site at www.bostonprivate.com.

CONTACT:

Jeanne Hess

Assistant Vice President, Investor Relations

Boston Private Financial Holdings, Inc.

(617) 912-3798

jhess@bostonprivate.com

John Hartz

Sloane & Company

857-598-4779

jhartz@sloanepr.com

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, evaluations of future interest rate trends and liquidity, prospects for growth in assets, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s private banking, asset management and investment advisory activities; changes in interest rates; competitive pressures from other financial institutions; the effects of a continuing deterioration in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; the passing of adverse government regulation; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; and risks related to the identification and implementation of acquisitions, as well as the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K, as updated by the Company’s Quarterly Reports on Form 10-Q; and other filings submitted to the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.